Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Collier Creek Partners LLC

Address of Joint Filer:	C/O Collier Creek Holdings
200 Park Avenue, 58th Floor
New York, NY 10166

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Collier Creek Holdings [CCH]

Date of Event Requiring Statement:
(Month/Day/Year):	10/04/2018

Designated Filer:	Collier Creek Partners LLC

Name of Joint Filer:	Chinh Chu

Address of Joint Filer:	C/O Collier Creek Holdings
200 Park Avenue, 58th Floor
New York, NY 10166

Relationship of Joint Filer to Issuer:	Director; 10% Owner; Officer (Vice Chairman)

Issuer Name and Ticker or Trading Symbol:	Collier Creek Holdings [CCH]

Date of Event Requiring Statement:
(Month/Day/Year):	10/04/2018

Designated Filer:	Collier Creek Partners LLC

Name of Joint Filer:	Roger Deromedi

Address of Joint Filer:	C/O Collier Creek Holdings
200 Park Avenue, 58th Floor
New York, NY 10166

Relationship of Joint Filer to Issuer:	Director; 10% Owner; Officer (Co-Executive Chairman)

Issuer Name and Ticker or Trading Symbol:	Collier Creek Holdings [CCH]

Date of Event Requiring Statement:
(Month/Day/Year):	10/04/2018

Designated Filer:	Collier Creek Partners LLC

Name of Joint Filer:	Jason Giordano

Address of Joint Filer:	C/O Collier Creek Holdings
200 Park Avenue, 58th Floor
New York, NY 10166

Relationship of Joint Filer to Issuer:	Director; 10% Owner; Officer (Co-Executive Chairman)

Issuer Name and Ticker or Trading Symbol:	Collier Creek Holdings [CCH]

Date of Event Requiring Statement:
(Month/Day/Year):	10/04/2018

Designated Filer:	Collier Creek Partners LLC